AMENDMENT NO. 1 TO
                        AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER ("Amendment No. 1") is made and entered into effective the 31st day of March, 2003, by and among Rapidtron, Inc., a Nevada corporation formerly known as The Furnishing Club ("RPDT"), RTI Acquisition Subsidiary, Inc., a Nevada corporation and wholly-owned subsidiary of RPDT ("RTI SUB"), and Rapidtron Inc., a Delaware corporation ("Rapidtron").

                                  RECITALS

      A. RPDT, RTI SUB and Rapidtron entered into an agreement and plan of merger on January 17, 2003 (the "Merger Agreement") providing for the merger (the "Merger") of Rapidtron into RTI SUB. Pursuant to the Merger, 9,600,000 restricted shares of RPDT will be exchanged for 100% of the issued and outstanding shares of Rapidtron. Following the Merger, Rapidtron will have merged with RTI SUB wherein RTI SUB will cease to exist and Rapidtron will become a wholly-owned subsidiary of RPDT;

      B. Section 1.11 of the Merger Agreement specifies that within the later of (a) ten (10) days following the filing of the Schedule 14C to approve this transaction, or (b) satisfaction of all comments by the SEC to the Schedule 14C, RPDT shall cause to be loaned Five Hundred Thousand Dollars ($500,000) to Rapidtron pursuant to a Convertible Note which shall be converted into restricted shares of common stock of RPDT at the rate of $1.00 per share upon Closing of the Merger;

     C. Section 6.1(b)(ii) of the Merger Agreement provides that the Merger Agreement and the Merger may be terminated by RPDT or Rapidtron if the Merger has not been consummated by March 31, 2003 (the "Termination Date");

      D. Schedule 2.8 of the RPDT Disclosure Schedule to the Merger Agreement listed certain liabilities of RPDT as of January 27, 2003;

      E. RPDT, RTI SUB and Rapidtron desire to amend the Merger Agreement to: (i) amend Section 1.11 to alter the amount and timing of the loan to Rapidtron from RPDT; (ii) amend Section 6.1(b) to extend the Termination Date to May 31, 2003; and (iii) amend Schedule 2.8 of the RPDT Disclosure Schedule to reflect adjustments made to the RPDT liabilities listed in the Schedule; and

      F. RPDT, RTI SUB and Rapidtron desire to amend the Merger Agreement pursuant to this Amendment No. 1.

      NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

     1. The entire first sentence of Section 1.11 of the Merger Agreement is hereby amended to read as follows:

      Section 1.11. Financing. Within two (2) days of the date hereof, RPDT shall cause to be loaned Four Hundred Fifty Thousand Dollars ($450,000) to Rapidtron pursuant to a Convertible Note (the "Convertible Note"), in substantially the same form as the Replacement Notes (defined in Section 5.3(d) below).

     2. Section 6.1(b) of the Merger Agreement is hereby amended to read as follows:

          Section 6.1.  Termination.

               (b) by Rapidtron or RPDT if (i) any court of competent jurisdiction in the United States or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by May 31, 2003; provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

     3. Schedule 2.8 of the RPDT Disclosure Schedule shall be amended and restated as follows:

          Schedule 2.8   No Undisclosed Liability

          Since  the  filing  of RPDT's 10-QSB for  the  quarter  ending
          September 30, 2002, RPDT has incurred the following liabilities, which will be converted into restricted common stock of RPDT at $1.00 per share concurrent with Closing:

                  Liability                Amount

                  Notes payable Top        $150,000
                  View, AG*

                  TOTAL                    $150,000

      4. Other than as specifically provided in this Amendment No. 1, all other provisions of the Merger Agreement shall remain in full force and effect, the Merger Agreement as amended by this Amendment No. 1 constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RPDT:                                   RTI SUB:

     Rapidtron, Inc., a Nevada corporation   RTI Acquisition Subsidiary, Inc.
     (formerly The Furnishing Club)


     By:/s/ Dr. John Veltheer         By:/s/ Dr. John Veltheer
     Name: Dr. John Veltheer              Name: Dr. John Veltheer
     Title: President                     Title: President

Rapidtron:

     Rapidtron Inc., a Delaware corporation


     By:/s/ John Creel
     Name: John Creel
     Title: President